MercadoLibre, Inc. Reports Second Quarter 2021 Financial Results

Net Revenues of $1.7 billion, up 102.6% year-over-year on an FX neutral basis

$17.5 billion Total Payment Volume, up 72% year-over-year on an FX neutral basis

$7.0 billion Gross Merchandise Volume, up 46% year-over-year on an FX neutral basis

BUENOS AIRES, Argentina, August 4th, 2021 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended June 30, 2021.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “I am pleased to announce that the team here at MercadoLibre delivered another quarter of strong growth in our commerce and fintech businesses in Q2 2021, achieving record levels in both volume and revenues. This strong performance builds on the solid first quarter we had this year. We believe that our business is showing tremendous momentum despite immense volatility in our key markets due to the frequent closing of physical retail across Latin America. I am proud to see the consistent execution of our plans while prioritizing innovation, speed of execution and user experience, all elements that are at the core of our corporate DNA.”

Second Quarter 2021 Business Highlights

•	Unique active users grew by 47.4% year-over-year, reaching 75.9 million.
•	Gross merchandise volume (“GMV”) grew to $7.0 billion, representing an increase of 39.2% in USD and 46.1% on an FX neutral basis.
•	Successful items sold reached 244.6 million, increasing by 37.0% year-over-year.
•	Live listings offered on MercadoLibre’s marketplace reached 319.1 million.
•	Mobile gross merchandise volume grew by 218.2% year-over-year on an FX neutral basis, reaching 73.4% of GMV.
•	Mercado Envios shipped 230.5 million items during the quarter, representing a 46.4% year-over-year increase.
•

Total payment volume (“TPV”) through Mercado Pago surpassed $17.5 billion, a year-over-year increase of 56.3% in USD and 72.2% on an FX neutral basis. Total payment transactions increased 80.3% year-over-year, totaling 729.9 million transactions for the quarter.

•

Off-platform TPV grew 70.5% year-over-year in USD and 93.5% year-over-year on a FX neutral basis, reaching $10.3 billion, while payment transactions reached 566.0 million, a year-over-year increase of 101.6%.

•	Online Payments TPV grew 67.2% year-over-year on an FX neutral basis.
•	MPOS accelerated TPV growth, reaching 93.7% year-over-year growth on an FX neutral basis.
•	Mobile Wallet TPV grew 106.5% year-over-year on an FX neutral basis.
•	Our asset management product, Mercado Fondo, has over $810 million under management and approximately 19.3 million users across Latin America.
•	Mercado Credito’s portfolio is now over $ 800 million, almost 5x its size compared to the second quarter of 2020.

Second Quarter 2021 Financial Highlights

•	Net revenues for the second quarter were $1.7 billion, a year-over-year increase of 93.9% in USD and 102.6% on an FX neutral basis.
•	Commerce revenues increased 96.4% year-over-year in USD reaching $1,142.3 million, while Fintech revenues increased 88.9% year-over-year in USD reaching $560.4 million.
•	Gross profit was $753.9 million with a margin of 44.3%, compared to 48.6% in the second quarter of 2020.
•

Total operating expenses were $587.8 million, an increase of 79.3% year-over-year in USD. As a percentage of revenues, operating expenses were 34.5%, compared to 37.3% during the second quarter of 2020.

•	Income from operations was $166.2 million, compared to $99.4 million during the prior year. As a percentage of revenues, income from operations was 9.8%.
•	Interest income was $24.2 million, a 28.7% increase year-over-year. We incurred $39.3 million in interest and financial expenses this quarter, a 45.8% increase year-over-year.
•

We had foreign currency losses of $12.1 million, mainly attributable to our own common stock acquisition in the Argentine market at a price that reflects the additional cost of accessing US dollars through an indirect mechanism due to restrictions imposed by the Argentine government for buying US dollars at the official exchange rate.

•	Net income before income tax expense was $138.9 million, a 55.5% increase from the $89.3 million during the second quarter of 2020.
•

Income tax expense was $70.7 million, mainly as a result of higher income tax expense in Argentina as a consequence of higher pre-tax gain in our Argentine segment in 2021 and higher income tax expense due to withholding tax on dividends from our Argentine subsidiary.

•	Net income was $68.2 million, resulting in net income per share of $1.37.

The following table summarizes certain key performance metrics for the six and three months periods ended June 30, 2021 and 2020.

	Six-month Periods Ended June 30,		Three-month Periods Ended June 30,
(in millions)(*)	2021	2020	2021	2020

Unique active users	98.0	65.5	75.9	51.5
Gross merchandise volume	$13,079.8	$8,459.0	$7,022.6	$5,044.8
Number of successful items sold	466.6	284.2	244.6	178.5
Number of successful items shipped	438.6	247.7	230.5	157.5
Total payment volume	$32,247.1	$19,308.8	$17,529.4	$11,214.3
Total volume of payments on marketplace	$12,615.2	$7,966.5	$6,775.2	$4,763.2
Total payment transactions	1,360.0	695.5	729.9	404.8
Capital expenditures	$262.8	$101.9	$150.2	$48.4
Depreciation and amortization	$84.5	$44.2	$46.1	$22.7

(*) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.

Year-over-year USD Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q2’20	Q3’20	Q4’20	Q1’21	Q2’21

Brazil	37%	57%	68%	93%	104%

Argentina	110%	145%	144%	124%	53%

Mexico	96%	111%	141%	143%	105%

Year-over-year Local Currency Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q2’20	Q3’20	Q4’20	Q1’21	Q2’21

Brazil	87%	112%	120%	139%	101%

Argentina	224%	260%	229%	223%	112%

Mexico	138%	140%	155%	148%	76%

Conference Call and Webcast

The Company will host a conference call and audio webcast on August 4th, 2021 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (877) 303-7209 / (970) 315-0420 (Conference ID – 8869655 –) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Unique Active User – New or existing user who performed at least one of the following actions during the reported period: (1) made one purchase, or reservation, or asked one question on MercadoLibre Marketplace or Classified Marketplace (2) maintained an active listing on MercadoLibre Marketplace or Classified Marketplace (3) maintained an active account in Mercado Shops (4) made a payment, money transfer, collection and/or advance using Mercado Pago (5) maintained an outstanding credit line through Mercado Credito or (6) maintained a balance of more than $5 invested in a Mercado Fondo asset management account.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2020 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions.

Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago.

Total volume of payments on marketplace – Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago, excluding shipping and financing fees.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions.

MPOS –  Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly.

Commerce – Revenues from core marketplace fees, shipping fees, sale of goods, ad sales, classified fees and other ancillary services.

Fintech – Revenues includes fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits and sale of MPOS.

Successful items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items.

Successful items shipped – Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

Operating margin – Defined as income from operations as a percentage of net revenues.

About MercadoLibre

Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary digital and technology-based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform which allows users to buy and sell in most of Latin America.

The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2020,  “Item 1A-Risk Factors” in Part II of our Form 10-Q for the quarter ended March 31, 2021 and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc.

Interim Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars, except par value)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$ 1,069,909	$ 1,856,394
Restricted cash and cash equivalents	361,180	651,830
Short-term investments (707,885 and 636,949 held in guarantee)	898,367	1,241,306
Accounts receivable, net	69,844	49,691
Credit cards receivable and other means of payments, net	1,189,802	863,073
Loans receivable, net	547,183	385,036
Prepaid expenses	58,143	28,378
Inventory	169,449	118,140
Other assets	203,774	152,959
Total current assets	4,567,651	5,346,807
Non-current assets:
Long-term investments	181,411	166,111
Loans receivable, net	23,269	16,619
Property and equipment, net	618,997	391,684
Operating lease right-of-use assets	396,253	303,214
Goodwill	85,165	85,211
Intangible assets, net	23,894	14,155
Deferred tax assets	132,618	134,916
Other assets	113,436	67,615
Total non-current assets	1,575,043	1,179,525
Total assets	$ 6,142,694	$ 6,526,332
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$ 857,622	$ 767,336
Funds payable to customers and amounts due to merchants	1,839,209	1,733,095
Salaries and social security payable	204,174	207,358
Taxes payable	232,090	215,918
Loans payable and other financial liabilities	579,786	548,393
Operating lease liabilities	80,597	55,246
Other liabilities	75,812	108,534
Total current liabilities	3,869,290	3,635,880
Non-current liabilities:
Salaries and social security payable	18,929	49,852
Loans payable and other financial liabilities	1,788,481	860,876
Operating lease liabilities	313,479	243,601
Deferred tax liabilities	48,529	64,354
Other liabilities	22,956	20,191
Total non-current liabilities	2,192,374	1,238,874
Total liabilities	$ 6,061,664	$ 4,874,754

Commitments and Contingencies

Equity

Common stock, $0.001 par value, 110,000,000 shares authorized,
49,711,650 and 49,869,727 shares issued and outstanding at June 30,
2021 and December 31, 2020	$ 50	$ 50
Additional paid-in capital	455,206	1,860,502
Treasury stock	(276,220)	(54,805)
Retained earnings	348,298	314,115
Accumulated other comprehensive loss	(446,304)	(468,284)
Total Equity	81,030	1,651,578
Total Liabilities and Equity	$ 6,142,694	$ 6,526,332

MercadoLibre, Inc.

Interim Condensed Consolidated Statements of Income

For the six and three-month periods ended June 30, 2021 and 2020

(In thousands of U.S. dollars, except for share data)

	Six Months Ended June 30,		Three Months Ended June 30,
	2021	2020	2021	2020
Net service revenues	$ 2,735,624	$ 1,485,774	$ 1,504,720	$ 845,882
Net product revenues	345,567	44,686	198,030	32,487
Net revenues	3,081,191	1,530,460	1,702,750	878,369
Cost of net revenues	(1,735,894)	(790,474)	(948,830)	(451,197)
Gross profit	1,345,297	739,986	753,920	427,172
Operating expenses:
Product and technology development	(273,020)	(146,689)	(146,985)	(73,254)
Sales and marketing	(621,266)	(390,583)	(333,107)	(184,076)
General and administrative	(194,002)	(132,970)	(107,663)	(70,404)
Total operating expenses	(1,088,288)	(670,242)	(587,755)	(327,734)
Income from operations	257,009	69,744	166,165	99,438

Other income (expenses):
Interest income and other financial gains	49,236	55,566	24,165	18,782
Interest expense and other financial losses (*)	(130,631)	(50,561)	(39,342)	(26,977)
Foreign currency losses	(27,180)	(2,089)	(12,091)	(1,903)
Net income before income tax expense	148,434	72,660	138,897	89,340

Income tax expense	(114,251)	(37,822)	(70,702)	(33,393)
Net income	$ 34,183	$ 34,838	$ 68,195	$ 55,947

(*)	Includes $49,247 thousands of loss on debt extinguishment and premium related to the 2028 Notes repurchase recognized in January 2021.

	Six Months Ended June 30,		Three Months Ended June 30,
	2021	2020	2021	2020
Basic EPS
Basic net income
Available to shareholders per common share	$ 0.69	$ 0.66	$ 1.37	$ 1.11
Weighted average of outstanding common shares	49,844,823	49,709,964	49,822,272	49,709,973
Diluted EPS
Diluted net income
Available to shareholders per common share	$ 0.69	$ 0.66	$ 1.37	$ 1.11
Weighted average of outstanding common shares	49,844,823	49,709,964	49,822,272	49,709,973

MercadoLibre, Inc.

Interim Condensed Consolidated Statements of Cash Flows

For the six months ended June  30, 2021 and 2020

	Six Months Ended June 30,
	2021	2020

Cash flows from operations:
Net income	$ 34,183	$ 34,838
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Unrealized devaluation loss, net	45,046	29,348
Impairment of digital assets	7,175	—
Depreciation and amortization	84,525	44,202
Accrued interest	(9,395)	(28,933)
Non cash interest, convertible notes amortization of debt discount and amortization of debt issuance costs and other charges	48,053	11,932
Bad debt charges	165,999	63,636
Financial results on derivative instruments	10,799	(21,826)
Stock-based compensation expense — restricted shares	357	366
LTRP accrued compensation	50,925	51,907
Deferred income taxes	16,411	(31,145)
Changes in assets and liabilities:
Accounts receivable	(30,010)	23,147
Credit cards receivables and other means of payments	(301,289)	(343,229)
Prepaid expenses	(29,497)	20,807
Inventory	(47,125)	(14,270)
Other assets	(91,488)	(6,965)
Payables and accrued expenses	10,364	170,100
Funds payable to customers and amounts due to merchants	83,233	606,307
Other liabilities	(64,072)	(73,134)
Interest received from investments	14,847	27,597
Net cash (used in) provided by operating activities	(959)	564,685
Cash flows from investing activities:
Purchase of investments	(5,207,862)	(2,326,013)
Proceeds from sale and maturity of investments	5,574,560	1,910,311
Receipts from settlements of derivative instruments	3,570	8,624
Payment for acquired businesses, net of cash acquired	—	(6,937)
Payment for settlements of derivative instruments	(11,141)	—
Purchases of intangible assets	(19,543)	(87)
Changes in principal of loans receivable, net	(333,363)	(39,092)
Purchases of property and equipment	(262,780)	(94,834)
Net cash used in investing activities	(256,559)	(548,028)
Cash flows from financing activities:
Proceeds from loans payable and other financial liabilities	3,502,009	1,781,040
Payments on loans payable and other financial liabilities	(2,239,681)	(1,353,658)
Payments on repurchase of the 2028 Notes	(1,865,076)	—
Payment of finance lease obligations	(9,117)	(1,064)
Purchase of convertible note capped call	(100,769)	(104,095)
Unwind of convertible note capped call	102,382	—
Common Stock repurchased	(141,963)	(720)
Exercise of Convertible Notes	(3,137)	—
Dividends paid of preferred stock	—	(2,000)
Net cash (used in) provided by financing activities	(755,352)	319,503
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(64,265)	(124,226)
Net (decrease) increase in cash, cash equivalents, restricted cash and cash equivalents	(1,077,135)	211,934
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period	$ 2,508,224	$ 1,451,424
Cash, cash equivalents, restricted cash and cash equivalents, end of the period	$ 1,431,089	$ 1,663,358

Financial results of reporting segments

	Three Months Ended June, 2021
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 951,090	$ 366,065	$ 258,076	$ 127,519	$ 1,702,750
Direct costs	(720,470)	(232,176)	(261,424)	(91,258)	(1,305,328)
Direct contribution	230,620	133,889	(3,348)	36,261	397,422

Operating expenses and indirect costs of net revenues					(231,257)
Income from operations					166,165

Other income (expenses):
Interest income and other financial gains					24,165
Interest expense and other financial losses					(39,342)
Foreign currency losses					(12,091)
Net income before income tax expense					$ 138,897

	Three Months Ended June 30, 2020
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 465,298	$ 239,204	$ 125,950	$ 47,917	$ 878,369
Direct costs	(324,754)	(171,408)	(110,553)	(34,943)	(641,658)
Direct contribution	140,544	67,796	15,397	12,974	236,711

Operating expenses and indirect costs of net revenues					(137,273)
Income from operations					99,438

Other income (expenses):
Interest income and other financial gains					18,782
Interest expense and other financial losses					(26,977)
Foreign currency losses					(1,903)
Net income before income tax expense					$ 89,340

Non-GAAP Financial Measures

To supplement our audited consolidated financial statements presented in accordance with U.S. GAAP, we present foreign exchange (“FX”) neutral measures as a non-GAAP measure. Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measure can be found in the tables below.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

We provide this non-GAAP financial measure to enhance overall understanding of our current financial performance and its prospects for the future, and we understand that this measure provides useful information to both Management and investors. In particular, we believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2020 and applying them to the corresponding months in 2021, so as to calculate what our results would have been had exchange rates remained stable from one year to the next.  The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-months period ended June 30, 2021:

	Three-month Periods Ended June 30, (*)
	As reported			FX Neutral Measures	As reported
(In millions, except percentages)	2021	2020	Percentage Change	2021	2020	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$ 1,702.7	$ 878.4	93.9%	$ 1,780.0	$ 878.4	102.6%
Cost of net revenues	(948.8)	(451.2)	110.3%	(980.3)	(451.2)	117.3%
Gross profit	753.9	427.2	76.5%	799.7	427.2	87.2%

Operating expenses	(587.8)	(327.7)	79.3%	(625.6)	(327.7)	90.9%
Income from operations	166.2	99.4	67.1%	174.1	99.4	75.1%

(*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.

 Investor Relations

investor@mercadolibre.com

 http://investor.mercadolibre.com